   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2001



                                                      REGISTRATION NO. 333-74006

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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         THE GOLDMAN SACHS GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          DELAWARE                                                    13-4019460
              (STATE OR OTHER JURISDICTION OF                                      (I.R.S. EMPLOYER
               INCORPORATION OR ORGANIZATION)                                   IDENTIFICATION NUMBER)

                            ------------------------

                                85 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 902-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              KENNETH L. JOSSELYN
                         THE GOLDMAN SACHS GROUP, INC.
                                85 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 902-1000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:
                                  JOHN P. MEAD
                              ROBERT W. REEDER III

                               WILLIAM G. FARRAR

                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 558-4000
                            ------------------------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
                            ------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


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                                                                           PROPOSED
                                                                            MAXIMUM         PROPOSED MAXIMUM
              TITLE OF EACH CLASS                    AMOUNT TO BE       OFFERING PRICE         AGGREGATE            AMOUNT OF
         OF SECURITIES TO BE REGISTERED               REGISTERED          PER UNIT(1)      OFFERING PRICE(1)    REGISTRATION FEE
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Common Stock, par value $.01 per share..........       2,157,746            $89.60          $193,334,041.60        $46,893(2)
Rights(3).......................................          (3)                 (3)                 (3)                  (3)
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(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based on the average of the high and low prices of the Common Stock on December 17, 2001 as reported by the Consolidated Tape Association.



(2) Previously paid $22,100 on November 27, 2001 with respect to 1,000,000 shares. Pursuant to Rule 457(p) under the Securities Act of 1933, the full amount of the remaining registration fee is offset by $24,793 of the registration fee previously paid by the registrant under Registration Statement File No. 333-34042, which was initially filed on April 5, 2000.


(3) Each share of Common Stock includes one Shareholder Protection Right as described under "Description of Capital Stock".

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.


                Subject to Completion. Dated December 21, 2001.



                                2,157,746 Shares

                         THE GOLDMAN SACHS GROUP, INC.
[GOLDMAN SACHS LOGO]              Common Stock

                             ----------------------


     This prospectus relates to 2,157,746 shares of common stock of The Goldman Sachs Group, Inc. to be offered for sale by the charitable organizations described under the heading "Selling Shareholders". The distribution of the common stock by these charitable organizations may be effected from time to time, including:


     - in underwritten public offerings;

     - in ordinary brokerage transactions on securities exchanges, including the New York Stock Exchange;

     - to or through brokers or dealers who may act as principal or agent; or

     - in one or more negotiated transactions.

     The brokers or dealers through or to whom the shares of common stock may be sold may be deemed underwriters of the shares within the meaning of the Securities Act of 1933, in which event all brokerage commissions or discounts and other compensation received by those brokers or dealers may be deemed to be underwriting compensation. To the extent required, the names of any underwriters and applicable commissions or discounts and any other required information with respect to any particular sale will be set forth in an accompanying prospectus supplement. Those underwriters may include affiliates of The Goldman Sachs Group, Inc., including Goldman, Sachs & Co. See "Plan of Distribution" for a further description of how the selling shareholders may dispose of the shares covered by this prospectus.

     Goldman Sachs will not receive any of the proceeds from sales of the shares of common stock made by the selling shareholders pursuant to this prospectus.


     Goldman Sachs' common stock is listed on the New York Stock Exchange under the symbol "GS". The last reported sale price of the common stock on December 20, 2001 was $92.31 per share.


                             ----------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

                              GOLDMAN, SACHS & CO.

                             ----------------------

                      Prospectus dated             , 2001.

                               TABLE OF CONTENTS


                                                              Page
                                                              ----
Available Information.......................................    2
Use of Proceeds.............................................    3
Selling Shareholders........................................    3
Description of Capital Stock................................    5
Shareholders' Agreement.....................................   10
Shares Eligible for Future Sale.............................   11
Plan of Distribution........................................   12
Validity of Common Stock....................................   14
Experts.....................................................   14
Cautionary Statement Pursuant to The Private Securities
  Litigation Reform Act of 1995.............................   14

                             AVAILABLE INFORMATION

     The Goldman Sachs Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov and through the NYSE, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

     We have filed a registration statement on Form S-3 with the SEC relating to the shares of common stock covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Goldman Sachs, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

     The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the shares of common stock offered through this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

     The Goldman Sachs Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC (File No. 001-14965):

         (1) Annual Report on Form 10-K for the fiscal year ended November 24, 2000;

         (2) Quarterly Report on Form 10-Q for the fiscal quarter ended February 23, 2001;

         (3) Quarterly Report on Form 10-Q for the fiscal quarter ended May 25, 2001;

         (4) Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 2001;

         (5) Current Report on Form 8-K, dated December 19, 2000;

         (6) Current Report on Form 8-K/A, dated January 16, 2001;

         (7) Current Report on Form 8-K/A, dated February 16, 2001;

         (8) Current Report on Form 8-K, dated March 20, 2001;

         (9) Current Report on Form 8-K, dated June 19, 2001;

        (10) Current Report on Form 8-K, dated September 26, 2001;


        (11)Current Report on Form 8-K, dated December 20, 2001;



        (12) The description of common stock contained in the Registration Statement on Form 8-A, dated April 27, 1999, of The Goldman Sachs Group, Inc., filed with the SEC under Section 12(b) of the Securities Exchange Act of 1934; and



        (13) All documents filed by The Goldman Sachs Group, Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial registration statement and before effectiveness of the registration statement, and after the date of this prospectus and before the termination of this offering.


     We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from our Director of Investor Relations, 10 Hanover Square, New York, New York 10005, telephone (212) 902-0300.

                                USE OF PROCEEDS

     All of the shares of our common stock offered by this prospectus will be sold by charitable organizations. As a result, we will not receive any of the proceeds from the sale of these shares.

                              SELLING SHAREHOLDERS


     Our board of directors and, in the case of our former profit participating limited partners and their successors in interest, the shareholders' committee under the shareholders' agreement will waive certain transfer restrictions in order to permit our former profit participating limited partners and the former owners of Hull and Spear, Leeds & Kellogg and their respective successors in interest to make charitable contributions of shares of common stock. See "Shares Eligible for Future Sale" for a discussion of the transfer restrictions to be waived by our board of directors and the shareholders' committee. These charitable contributions may be made only to charitable foundations and public charities that are charitable organizations as described in the Internal Revenue Code, whether or not organized in the United States, and only after the date of this prospectus. The charitable organizations that receive the contributions of shares of common stock may sell some or all of those shares under this prospectus from time to time and the charitable organizations making such sales are the selling shareholders under this prospectus. See "Plan of Distribution" for a description of the various ways in which those sales may occur.



     The following table sets forth, as of the date of this prospectus, the names of the charitable organizations that may be selling shareholders under this prospectus and the maximum number of donated shares of common stock that each such charitable organization may sell using this prospectus. To the best of Goldman Sachs' knowledge, no charitable organization listed below beneficially owns more than one percent of the outstanding shares of common stock either before or after the sales contemplated by this prospectus. Each sale of shares by any selling shareholder may, if required, be accompanied by a supplement to this prospectus setting forth the name of the selling shareholder using that prospectus supplement, the number of shares being sold and a supplemental plan of distribution describing the specific manner of sale of those shares.



                                                                SHARES COVERED
NAME OF SELLING SHAREHOLDER                                   BY THIS PROSPECTUS
---------------------------                                   ------------------
Alvin Ailey Dance Foundation, Inc. .........................          5,500
Brown University............................................          3,750
CAF Nominees Ltd. ..........................................         59,026
Carnegie Mellon University..................................          3,076
Columbia University.........................................          6,000
Congregation Rodeph Sholom..................................          3,000
Cornell University..........................................          1,000
Dartmouth College...........................................          5,844
Duke University.............................................         24,507
Fidelity Investments Charitable Gift Fund...................         73,355
First Presbyterian Church...................................          1,340
The Friends of The Indian School of Business (ISB), Inc. ...          4,500
Goldman Sachs Philanthropy Fund.............................          7,246
Greenwich Academy, Inc. ....................................         10,000
Hamilton College............................................          6,000
Harvard University..........................................         14,112
Hospital For Special Surgery Fund, Inc. ....................          2,000
The Institute for Contemporary Art, PS 1 Contemporary Art
  Center, and the Clocktower Gallery........................          2,750
Jewish Communal Fund of New York............................          5,000

                                                                SHARES COVERED
NAME OF SELLING SHAREHOLDER                                   BY THIS PROSPECTUS
---------------------------                                   ------------------
Marymount School of New York................................          5,550
Menlo Park Presbyterian Church..............................          8,500
Menlo School................................................          6,000
Metropolitan Opera Association, Inc. .......................          3,000
Middlebury College..........................................          5,000
Montana Land Reliance.......................................          1,000
Mount Sinai School of Medicine..............................          1,000
Nature Conservancy, Inc. ...................................         14,000
New York Presbyterian Hospital..............................          5,500
New York University Child Study Center......................          3,500
Peregrine Fund, Inc. .......................................          2,222
Princeton University........................................         12,500
Professional Children's School, Inc. .......................          1,000
Riverdale Country School, Inc. .............................          4,500
Salvation Army..............................................          1,250
SHINE TRUST.................................................          5,000
Somerset Christian College..................................         13,530
Stanbridge Academy..........................................          1,250
Stanford University.........................................          4,000
Summit School...............................................          1,000
Taft School Corp. ..........................................          1,000
Trinity College.............................................          3,076
Trustees of the University of Pennsylvania..................         17,273
Union College...............................................          1,000
United Jewish Appeal Federation -- Federation of Jewish
  Philanthropies of New York, Inc. .........................          1,100
University of Chicago.......................................          6,500
University of Virginia Darden School Foundation.............          2,750
Valley Hospital Foundation..................................          1,000
Wellesley College...........................................         10,000
Yale University.............................................          1,000

Private foundations established by directors and executive
  officers of Goldman Sachs, as a group.....................        187,384

Other private foundations(1)................................      1,588,355
                                                                  ---------
          Total.............................................      2,157,746
                                                                  =========


---------------


(1)Includes 110 private foundations established by certain former profit participating limited partners of The Goldman Sachs Group, L.P. and certain former owners of Hull and Spear, Leeds & Kellogg, some of whom are currently managing directors of Goldman Sachs. Each of these foundations received a donation of no more than 86,000 shares, and these foundations in the aggregate beneficially owned less than 1% of the outstanding shares of common stock.

                          DESCRIPTION OF CAPITAL STOCK

     Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of 4,350,000,000 shares, each with a par value of $0.01 per share, of which:

     - 150,000,000 shares are designated as preferred stock, none of which are outstanding;


     - 4,000,000,000 shares are designated as common stock, 476,838,449 shares of which were outstanding as of October 30, 2001; and


     - 200,000,000 shares are designated as nonvoting common stock, none of which are outstanding.

All outstanding shares of common stock are validly issued, fully paid and nonassessable.

     The shareholders' agreement contains provisions relating to the voting and disposition of certain shares of common stock. See "Shareholders' Agreement" for a discussion of those provisions.

                                PREFERRED STOCK

     Our authorized capital stock includes 150,000,000 shares of preferred stock. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of common stock and which could have certain anti-takeover effects.

                                  COMMON STOCK

     Each holder of common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of shareholders. There are no cumulative voting rights. Accordingly, the holders of a plurality of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so, subject to any voting rights of holders of preferred stock to elect directors. For a discussion of the ability of the parties to the shareholders' agreement to elect all of our directors, see "Shareholders' Agreement".

     Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of common stock, together with the holders of the nonvoting common stock, are entitled to such dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors from legally available funds. Subject to the preferential rights of holders of any outstanding series of preferred stock, upon our liquidation, dissolution or winding-up and after payment of all prior claims, the holders of common stock, with the shares of the common stock and the nonvoting common stock being considered as a single class for this purpose, will be entitled to receive pro rata all our assets. Other than the shareholder protection rights discussed below, holders of common stock have no redemption or conversion rights or preemptive rights to purchase or subscribe for securities of Goldman Sachs.

                             NONVOTING COMMON STOCK

     The nonvoting common stock has the same rights and privileges as, ranks equally and shares proportionately with, and is identical in all respects as to all matters to, the common stock, except that the nonvoting common stock has no voting rights other than those voting rights required by law.

                         SHAREHOLDER PROTECTION RIGHTS

     Each share of common stock has attached to it a shareholder protection right. The shareholder protection rights are currently represented only by the certificates for the shares and will not trade separately from the shares unless and until:

     - it is announced by Goldman Sachs that a person or group has become the beneficial owner of 15% or more of the outstanding common stock (other than persons deemed to beneficially own common stock solely because they are parties to the shareholders' agreement, members of the shareholders' committee or certain other persons)(an "acquiring person"); or

     - ten business days (or such later date as our board of directors may fix by resolution) after the date a person or group commences a tender or exchange offer that would result in such person or group becoming an acquiring person.

If and when the shareholder protection rights separate and prior to the date of the announcement by Goldman Sachs that any person has become an acquiring person, each shareholder protection right will entitle the holder to purchase 1/100 of a share of Series A participating preferred stock for an exercise price of $250. Each 1/100 of a share of Series A participating preferred stock would have economic and voting terms equivalent to one share of common stock.

     Upon the date of the announcement by Goldman Sachs that any person or group has become an acquiring person, each shareholder protection right (other than shareholder protection rights beneficially owned by the acquiring person or their transferees, which shareholder protection rights become void) will entitle its holder to purchase, for the exercise price, a number of shares of common stock having a market value of twice the exercise price. Also, if, after the date of the announcement by Goldman Sachs that any person has become an acquiring person, the acquiring person controls our board of directors and:

     - Goldman Sachs is involved in a merger or similar form of business combination and (i) any term of the transaction provides for different treatment of the shares of capital stock held by the acquiring person as compared to the shares of capital stock held by all other shareholders or
       (ii) the person with whom such transaction occurs is the acquiring person or an affiliate thereof; or

     - Goldman Sachs sells or transfers assets representing more than 50% of its assets or generating more than 50% of its operating income or cash flow to any person other than Goldman Sachs or its wholly owned subsidiaries, then each shareholder protection right will entitle its holder to purchase, for the exercise price, a number of shares of capital stock with the greatest voting power in respect of the election of directors of either the acquiring person or the other party to such transaction, depending on the circumstances of the transaction, having a market value of twice the exercise price. If any person or group acquires from 15% to and including 50% of the common stock, our board of directors may, at its option, exchange each outstanding shareholder protection right, except for those held by an acquiring person or their transferees, for one share of common stock.

     The shareholder protection rights may be redeemed by our board of directors for $0.01 per shareholder protection right prior to the date of the announcement by Goldman Sachs that any person has become an acquiring person. Our charter permits this redemption right to be exercised by our board of directors (or certain directors specified or qualified by the terms of the instrument governing the shareholder protection rights).

     The shareholder protection rights will not prevent a takeover of Goldman Sachs. However, these rights may cause substantial dilution to a person or group that acquires 15% or more of the common stock unless the shareholder protection rights are first redeemed by our board of directors.

              LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     Our charter provides that a director of Goldman Sachs will not be liable to Goldman Sachs or its shareholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Delaware General Corporation Law. Our by-laws provide for indemnification, to the fullest extent permitted by law, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director or officer of Goldman Sachs, or is or was a director of a subsidiary of Goldman Sachs, or is or was a member of the shareholders' committee acting under the shareholders' agreement or, at the request of Goldman Sachs, serves or served as a director or officer of or in any other capacity for, or in relation to, any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the action, suit or proceeding. Our by-laws also provide that, to the extent authorized from time to time by our board of directors, Goldman Sachs may provide to any one or more employees and other agents of Goldman Sachs or any subsidiary or other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred by the by-laws on directors and officers of Goldman Sachs or any subsidiary or other enterprise.

                  CHARTER PROVISIONS APPROVING CERTAIN ACTIONS

     Our charter provides that our board of directors may determine to take the following actions, in its sole discretion, and Goldman Sachs and each shareholder of Goldman Sachs will, to the fullest extent permitted by law, be deemed to have approved and ratified, and waived any claim relating to, the taking of any of these actions:

     - causing Goldman Sachs to register with the SEC for resale shares of common stock held by our directors, employees and former directors and employees and our subsidiaries and affiliates and former partners and employees of The Goldman Sachs Group, L.P. and its subsidiaries and affiliates; and

     - making payments to, and other arrangements with, certain former limited partners of Goldman Sachs, including managing directors who were profit participating limited partners, in order to compensate them for, or to prevent, significantly disproportionate adverse tax or other consequences arising out of our incorporation.

     Our board of directors has exercised its authority under the charter provision discussed above to grant registration rights to the selling shareholders as described under "Plan of Distribution".

              SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Goldman Sachs is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between

Goldman Sachs and an interested stockholder is prohibited unless it satisfies one of the following conditions:

     - prior to the time the stockholder became an interested stockholder, the board of directors of Goldman Sachs must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

     - on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Goldman Sachs outstanding at the time the transaction commenced (excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers); or

     - the business combination is approved by the board of directors of Goldman Sachs and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

     Our board of directors has adopted a resolution providing that neither the shareholders' agreement nor the voting agreements of SMBC Capital Markets, Inc. and Kamehameha Activities Association will create an "interested stockholder".

                         CERTAIN ANTI-TAKEOVER MATTERS

     Our charter and by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

CLASSIFIED BOARD OF DIRECTORS

     Our charter provides for a board of directors divided into three classes, with one class to be elected each year to serve for a three-year term. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of our board of directors. In addition, the shareholders of Goldman Sachs can only remove directors for cause by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of Goldman Sachs entitled to vote in the election of directors. Vacancies on our board of directors may be filled only by our board of directors. The classification of directors and the inability of shareholders to remove directors without cause or to fill vacancies on the board of directors makes it more difficult to change the composition of our board of directors, but promotes a continuity of existing management.

CONSTITUENCY PROVISION

     In accordance with our charter, a director of Goldman Sachs may (but is not required to) in taking any action (including an action that may involve or relate to a change or potential change in control of Goldman Sachs) consider, among other things, the effects that Goldman Sachs' actions may have on other interests or persons (including its employees, former partners of The Goldman Sachs Group, L.P. and the community) in addition to our shareholders.

ADVANCE NOTICE REQUIREMENTS

     Our by-laws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of shareholders of Goldman Sachs. These procedures provide that notice of such shareholder proposals must be timely given in writing to the Secretary of Goldman Sachs prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of Goldman Sachs not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the by-laws.

NO ABILITY OF SHAREHOLDERS TO CALL SPECIAL MEETINGS

     Our charter and by-laws deny shareholders the right to call a special meeting of shareholders. Our charter and by-laws provide that special meetings of the shareholders may be called only by a majority of the board of directors.

NO WRITTEN CONSENT OF SHAREHOLDERS

     Our charter requires all shareholder actions to be taken by a vote of the shareholders at an annual or special meeting, and does not permit our shareholders to act by written consent, without a meeting.

MAJORITY VOTE NEEDED FOR SHAREHOLDER PROPOSALS

     Our by-laws require that any shareholder proposal be approved by a majority of all of the outstanding shares of common stock and not by only a majority of the shares present at the meeting and entitled to vote. This requirement may make it more difficult to approve shareholder resolutions.

AMENDMENT OF BY-LAWS AND CHARTER

     Our charter requires the approval of not less than 80% of the voting power of all outstanding shares of Goldman Sachs' capital stock entitled to vote to amend any by-law by shareholder action or the charter provisions described in this section. Those provisions make it more difficult to dilute the anti-takeover effects of our by-laws and our charter.

BLANK CHECK PREFERRED STOCK

     Our charter provides for 150,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of Goldman Sachs by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of Goldman Sachs, the board of directors could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent shareholder or shareholder group. In this regard, the charter grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of Goldman Sachs.

                                    LISTING

     The common stock is listed on the NYSE under the symbol "GS".

                                 TRANSFER AGENT

     The transfer agent for the common stock is Mellon Investor Services LLC.

                            SHAREHOLDERS' AGREEMENT


     As of October 30, 2001, our current managing directors and former profit participating limited partners collectively beneficially owned over 244,000,000 shares of common stock, or in excess of 51% of the total shares of common stock outstanding. Substantially all of these shares are subject to a shareholders' agreement, which provides for coordinated voting by the parties. Further, both SMBC Capital Markets, Inc. and Kamehameha Activities Association have agreed to vote their shares of common stock in the same manner as a majority of the shares held by our current managing directors are voted.


     As a result of these arrangements, the managing directors currently are able to elect our entire board of directors, control the management and policies of Goldman Sachs and, in general, determine, without the consent of the other shareholders, the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations and the sale of all or substantially all of the assets of Goldman Sachs. The managing directors currently are able to prevent or cause a change in control of Goldman Sachs.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of substantial amounts of common stock in the public market or otherwise, or the perception that such sales may occur, could adversely affect the prevailing market price of our common stock. As described below, a substantial number of shares of common stock are eligible for future sale:


     - Over 235,000,000 shares beneficially owned by our former profit participating limited partners and the former owners of Hull, Spear, Leeds & Kellogg and Benjamin Jacobson & Sons are transferable in three annual installments beginning in May 2002; earlier sales could occur with the consent of, in the case of our former profit participating limited partners, the shareholders' committee and, in the case of the former owners of Hull, Spear, Leeds & Kellogg and Benjamin Jacobson & Sons, our board of directors;



     - SMBC Capital Markets, Inc. (which beneficially owns 8,670,527 shares) has the right to sell these shares of common stock commencing May 8, 2002; Kamehameha Activities Association (which beneficially owns 5,455,197 shares) has the right to sell these shares of common stock commencing April 1, 2002; Goldman Sachs has registered these shares for sale by SMBC Capital Markets, Inc. and Kamehameha Activities Association, and our board of directors could permit earlier sales;



     - Over 15,000,000 shares beneficially owned by the former retired limited partners are transferable beginning in May 2002; earlier sales could occur with the consent of our board of directors;



     - Approximately 77,000,000 shares are deliverable to our employees in three annual installments beginning on or about the third anniversary of our initial public offering pursuant to restricted stock units and upon exercise of stock options granted in connection with our initial public offering and pursuant to contributions made to our defined contribution plan in connection with our initial public offering, in each case, assuming the relevant conditions are satisfied.


     We also pay a portion of our employees' compensation in equity-based awards and issue equity-based awards to help attract, retain and motivate our employees. Shares may be delivered under these awards from time to time, in accordance with the applicable vesting and delivery provisions.

     Our Board of Directors and the shareholders' committee will waive the applicable transfer restrictions to permit the charitable contributions contemplated by this prospectus. See "Selling Shareholders" for further information on the charitable contributions.

                              PLAN OF DISTRIBUTION


     The selling shareholders, and their pledgees, donees, transferees or other successors in interest, may offer and sell, from time to time, some or all of the shares of common stock covered by this prospectus. We have registered the shares of common stock covered by this prospectus for offer and sale by the selling shareholders so that those shares may be freely sold to the public by them. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold. We will not receive any proceeds from any sale by the selling shareholders of the securities. See "Use of Proceeds". We will pay all costs, expenses and fees in connection with the registration of the shares of common stock, including fees of our counsel and accountants, fees payable to the SEC and listing fees. We estimate those fees and expenses to be approximately $400,000. The selling shareholders will pay all underwriting discounts and commissions and similar selling expenses, if any, attributable to the sale of the shares of common stock covered by this prospectus.


     The selling shareholders, including their pledgees, donees, transferees or other successors in interest, may sell the shares of common stock covered by this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

     - in privately negotiated transactions;

     - through broker-dealers, who may act as agents or principals;

     - in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - through one or more underwriters on a firm commitment or best-efforts basis;

     - directly to one or more purchasers;

     - through agents; or

     - in any combination of the above.

     In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

     - purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;

     - ordinary brokerage transactions; or

     - transactions in which the broker-dealer solicits purchasers.

     At any time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.

     In connection with the sale of the shares of common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Goldman, Sachs & Co., a subsidiary of The Goldman Sachs Group, Inc., may be one such underwriter.

     Because Goldman, Sachs & Co. is a member of the NYSE and because of its relationship to The Goldman Sachs Group, Inc., it is not permitted under the rules of the NYSE to make markets in or recommendations regarding the purchase or sale of the common stock.

     Goldman, Sachs & Co. is a subsidiary of The Goldman Sachs Group, Inc., and The Goldman Sachs Group, Inc. is the parent of Goldman, Sachs & Co. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member, such as Goldman, Sachs & Co., distributes an affiliated company's securities. Goldman, Sachs & Co. has advised The Goldman Sachs Group, Inc. that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 2720, including the requirement that no sales may be made to discretionary accounts by any NASD member without the prior specific written approval of the customer.

     Any underwriters, broker-dealers or agents participating in the distribution of the shares of common stock covered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act of 1933.

     In connection with the proposed donation of shares of common stock to charitable foundations and public charities, our board of directors has exercised its authority under our plan of incorporation and charter to adopt a supplement to our existing registration rights instrument. The following is a description of the material terms of the registration rights instrument, as so supplemented. You should, however, refer to the exhibits that are a part of the registration statement for a copy of the registration rights instrument and the supplemental registration rights instrument. See "Available Information".

     Pursuant to the registration rights instrument, as supplemented, we have agreed to register the shares of common stock covered by this prospectus for resale by charitable foundations and public charities. We have also agreed in the registration rights instrument, as supplemented, to pay all of the fees and expenses relating to the offering by the charitable organizations, other than any agency fees and commissions or underwriting commissions or discounts or any transfer taxes incurred by the charitable organizations in connection with their resales, and have agreed to indemnify the charitable organizations against certain liabilities, including those arising under the Securities Act of 1933.

     We may amend the registration rights instrument and the supplemental registration rights instrument in any manner we deem appropriate, without the consent of any charitable organization. However, we may not make any amendment that would cause the shares of common stock covered by this prospectus to fail to be "qualified appreciated stock" within the meaning of Section 170 of the Internal Revenue Code. In addition, we may not make any amendment that would materially and adversely affect the rights of any charitable organization without the consent of a majority of the materially and adversely affected charitable organizations.

     Some of the shares of common stock covered by this prospectus may be sold in private transactions or under Rule 144 under the Securities Act of 1933 rather than pursuant to this prospectus.

                            VALIDITY OF COMMON STOCK

     The validity of the common stock offered hereby has been passed upon for The Goldman Sachs Group, Inc. by Sullivan & Cromwell, New York, New York.

                                    EXPERTS

     The financial statements of Goldman Sachs as of November 24, 2000 and November 26, 1999 and for each of the three years in the period ended November 24, 2000 incorporated by reference in this prospectus and the financial statement schedule incorporated by reference in the registration statement have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of SLK LLC and subsidiaries as of September 30, 2000 and September 30, 1999 and for each of the two years in the period ended September 30, 2000 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The historical income statement, balance sheet and common share data included in "Selected Consolidated Financial Data" for each of the five fiscal years in the period ended November 24, 2000 incorporated by reference in this prospectus have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     With respect to the unaudited condensed consolidated financial statements of Goldman Sachs as of and for the three and nine months ended August 31, 2001 and August 25, 2000, the three and six months ended May 25, 2001 and May 26, 2000, the three months ended February 23, 2001 and February 25, 2000, and the unaudited condensed financial statements of SLK LLC and subsidiaries as of and for the nine months ended June 30, 2000 and June 30, 1999, all incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated October 9, 2001, June 28, 2001, April 5, 2001 and January 12, 2001, respectively, incorporated by reference herein state that they did not audit and do not express an opinion on the unaudited condensed consolidated financial statements. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited condensed consolidated financial statements because none of these reports is a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                  CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE
                    SECURITIES LITIGATION REFORM ACT OF 1995

     We have included or incorporated by reference in this prospectus statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

     Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under the caption "Item 1: Business -- Certain Factors That May Affect Our Business" in our Annual Report on Form 10-K for the fiscal year ended November 24, 2000, and under "Item 5: Other Information" in our Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 2001, May 25, 2001 and February 23, 2001, each of which is incorporated by reference in this prospectus. See "Available Information" above for information about how to obtain copies of our Annual and Quarterly Reports.

-------------------------------------------------------
-------------------------------------------------------

  No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                             ----------------------

                               TABLE OF CONTENTS


                                         Page
                                         ----
Available Information..................    2
Use of Proceeds........................    3
Selling Shareholders...................    3
Description of Capital Stock...........    5
Shareholders' Agreement................   10
Shares Eligible for Future Sale........   11
Plan of Distribution...................   12
Validity of Common Stock...............   14
Experts................................   14
Cautionary Statement Pursuant to The
  Private Securities Litigation Reform
  Act of 1995..........................   14


-------------------------------------------------------
-------------------------------------------------------
-------------------------------------------------------
-------------------------------------------------------

                                2,157,746 Shares

                               THE GOLDMAN SACHS
                                  GROUP, INC.
                                  Common Stock

                             ----------------------

                              [GOLDMAN SACHS LOGO]

                             ----------------------

                              GOLDMAN, SACHS & CO.

            -------------------------------------------------------
            -------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is a statement of the estimated expenses to be incurred by the Registrant in connection with the distribution of the securities registered under this registration statement:


                                                                AMOUNT
                                                              TO BE PAID
                                                              ----------
SEC registration fee........................................   $ 46,893
NASD fees...................................................     19,834
Legal fees and expenses.....................................    150,000
Accounting fees and expenses................................     10,000
Printing fees...............................................    100,000
Miscellaneous...............................................     73,273
                                                               --------
          Total.............................................   $400,000
                                                               ========



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 6.4 of the Registrant's by-laws provides for indemnification by the Registrant of any director or officer (as such term is defined in the by-laws) of the Registrant who is or was a director of any of its subsidiaries, is or was a member of the shareholders' committee (which is described in the prospectus included in this registration statement) acting pursuant to the shareholders' agreement (as described in the prospectus included in this registration statement) or, at the request of the Registrant, is or was serving as a director or officer of, or in any other capacity for, any other enterprise, to the fullest extent permitted by law. The by-laws also provide that the Registrant shall advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Registrant. To the extent authorized from time to time by the board of directors of the Registrant, the Registrant may provide to any one or more employees of the Registrant, one or more officers, employees and other agents of any subsidiary or one or more directors, officers, employees and other agents of any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys' fees, that are similar to the rights conferred in the by-laws of the Registrant on directors and officers of the Registrant or any subsidiary or other enterprise. The by-laws do not limit the power of the Registrant or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws. The Registrant has entered into agreements with certain directors, officers and employees who are asked to serve in specified capacities at subsidiaries and other entities.

     The Registrant has entered into an agreement that provides indemnification to its directors and officers and to the directors and certain officers of the general partner of The Goldman Sachs Group, L.P., members of its Management Committee or its Partnership Committee or the former Executive Committee of The Goldman Sachs Group, L.P. and all other persons requested or authorized by the Registrant's board of directors or the board of directors of the general partner of The Goldman Sachs Group, L.P. to take actions on behalf of the Registrant, The Goldman Sachs Group, L.P. or the general partner of The Goldman Sachs Group, L.P. in connection with the plan of incorporation and certain registration statements for all losses, damages, costs and expenses incurred by the indemnified person arising out of the relevant registration statements or the transactions contemplated by the plan of incorporation. The Registrant has also entered into a similar indemnification agreement with its directors, some of its officers and all other persons requested or authorized by the Registrant's board of directors or any committee thereof to take actions on behalf of the Registrant or as an attorney-in-fact in connection with this registration statement, certain other registration statements and certain unregistered offerings of securities. These agreements are in addition to the Registrant's indemnification obligations under its by-laws.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's amended and restated certificate of incorporation provides for such limitation of liability.

     Policies of insurance are maintained by the Registrant under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 16.  EXHIBITS


 2.1  Plan of Incorporation.*
 2.2  Agreement and Plan of Merger of The Goldman Sachs
      Corporation into The Goldman Sachs Group, Inc.**
 2.3  Agreement and Plan of Merger of The Goldman Sachs Group,
      L.P. into The Goldman Sachs Group, Inc.**
 2.4 Amended and Restated Agreement and Plan of Merger, dated as of September 10, 2000, and amended and restated as of October 31, 2000, among The Goldman Sachs Group, Inc., SLK
      LLC and SLK Acquisition L.L.C.***
 4.1  Specimen of certificate representing The Goldman Sachs
      Group, Inc.'s common stock, par value $0.01 per share.*
 4.2  Stockholder Protection Rights Agreement, dated as of April
      5, 1999, between The Goldman Sachs Group, Inc. and
      ChaseMellon Shareholder Services, L.L.C., as Rights
      Agent.****
 4.3  Registration Rights Instrument, dated as of December 10,
      1999.*****
 4.4  Supplemental Registration Rights Instrument, dated as of
      December 21, 2001.
 5.1  Opinion of Sullivan & Cromwell, counsel to The Goldman Sachs
      Group, Inc.
15.1  Letter re Unaudited Interim Financial Information.******
23.1  Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Sullivan & Cromwell (included in Exhibit 5.1 above).
24.1  Power of Attorney.******


---------------

* Incorporated by reference to the corresponding exhibit to the Registrant's registration statement on Form S-1 (File No. 333-74449).

** Incorporated by reference to the corresponding exhibit to the Registrant's registration statement on Form S-1 (File No. 333-75213).

*** Incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K (File No. 001-14965), filed on November 15, 2000.

**** Incorporated by reference to Exhibit 5 to the Registrant's registration statement on Form 8-A (File No. 001-14965), filed on June 29, 1999.

***** Incorporated by reference to Exhibit G to Amendment No. 1 to Schedule 13D (File No. 005-56295), filed on December 17, 1999, relating to the Registrant's common stock.


****** Previously filed.


ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if the change in volume represents no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement (No. 333-74006) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on the 21st day of December, 2001.

                                          THE GOLDMAN SACHS GROUP, INC.


                                          By:     /s/ ESTA E. STECHER

                                            ------------------------------------

                                              Name: Esta E. Stecher


                                              Title: Executive Vice President


                                                     and General Counsel



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement (No. 333-74006) has been signed by the following persons in the capacities indicated on the 21st day of December, 2001:



                        TITLE                                              SIGNATURE
                        -----                                              ---------
Director, Chairman of the Board and
  Chief Executive Officer (Principal Executive
  Officer)                                                                     *
                                                         ----------------------------------------------
                                                                     Henry M. Paulson, Jr.

Director and Vice Chairman                                                     *
                                                         ----------------------------------------------
                                                                        Robert J. Hurst

Director, President and Co-Chief Operating Officer                             *
                                                         ----------------------------------------------
                                                                         John A. Thain

Director, President and Co-Chief Operating Officer                             *
                                                         ----------------------------------------------
                                                                        John L. Thornton

Director                                                                       *
                                                         ----------------------------------------------
                                                                    Lord Browne of Madingley

Director                                                                       *
                                                         ----------------------------------------------
                                                                         John H. Bryan

Director
                                                         ----------------------------------------------
                                                                          Morris Chang

Director                                                                       *
                                                         ----------------------------------------------
                                                                        James A. Johnson

Director                                                                       *
                                                         ----------------------------------------------
                                                                        Ruth J. Simmons

Director                                                                       *
                                                         ----------------------------------------------
                                                                      Margaret C. Whitman

                        TITLE                                              SIGNATURE
                        -----                                              ---------

Chief Financial Officer (Principal Financial Officer)                          *
                                                         ----------------------------------------------
                                                                        David A. Viniar

Principal Accounting Officer                                                   *
                                                         ----------------------------------------------
                                                                         Sarah G. Smith


*By: /s/ ESTA E. STECHER

     ---------------------------------------------------------

     Name: Esta E. Stecher
     Title:  Attorney-in-fact

                               INDEX TO EXHIBITS


                                                                        SEQUENTIALLY
EXHIBIT                                                                   NUMBERED
  NO.                             DESCRIPTION                               PAGE
-------   ------------------------------------------------------------  ------------
  2.1     Plan of Incorporation.*
  2.2     Agreement and Plan of Merger of The Goldman Sachs
          Corporation into The Goldman Sachs Group, Inc.**
  2.3     Agreement and Plan of Merger of The Goldman Sachs Group,
          L.P. into The Goldman Sachs Group, Inc.**
  2.4     Amended and Restated Agreement and Plan of Merger, dated as of September 10, 2000, and amended and restated as of
          October 31, 2000, among The Goldman Sachs Group, Inc., SLK
          LLC and SLK Acquisition L.L.C.***
  4.1     Specimen of certificate representing The Goldman Sachs
          Group, Inc.'s common stock, par value $0.01 per share.*
  4.2     Stockholder Protection Rights Agreement, dated as of April
          5, 1999, between The Goldman Sachs Group, Inc. and
          ChaseMellon Shareholder Services, L.L.C., as Rights
          Agent.****
  4.3     Registration Rights Instrument, dated as of December 10,
          1999.*****
  4.4     Supplemental Registration Rights Instrument, dated as of
          December 21, 2001.
  5.1     Opinion of Sullivan & Cromwell, counsel to The Goldman Sachs
          Group, Inc.
 15.1     Letter re Unaudited Interim Financial Information.******
 23.1     Consent of PricewaterhouseCoopers LLP.
 23.2     Consent of Sullivan & Cromwell (included in Exhibit 5.1
          above).
 24.1     Power of Attorney.******


---------------

* Incorporated by reference to the corresponding exhibit to the Registrant's registration statement on Form S-1 (File No. 333-74449).
** Incorporated by reference to the corresponding exhibit to the Registrant's registration statement on Form S-1 (File No. 333-75213).
*** Incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K (File No. 001-14965), filed on November 15, 2000.
**** Incorporated by reference to Exhibit 5 to the Registrant's registration statement on Form 8-A (File No. 001-14965), filed on June 29, 1999.
***** Incorporated by reference to Exhibit G to Amendment No. 1 to Schedule 13D (File No. 005-56295), filed on December 17, 1999, relating to the Registrant's common stock.

****** Previously filed.